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                                                                     EXHIBIT 5.1



   2550 HANOVER STREET PALO ALTO, CA 94304-1115 650.233.4500 F: 650.233.4545


                                                                    650.233.4500

                                January 30, 2002


Critical Path, Inc.
532 Folsom Street
San Francisco, CA 94105


        Re:   Registration Statement on Form S-8


Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Critical Path, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 22,013,175 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Amended and Restated 1998 Stock Plan, 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (the "Plans"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Pillsbury Winthrop LLP